EXHIBIT 99.1

Blüm Holdings Inc. Reports Second Quarter 2024 Financial Results, Showcasing Strategic Progress and Net Income of $23.4 Million

SANTA ANA, Calif., Aug. 15, 2024 (GLOBE NEWSWIRE) -- Blüm Holdings, Inc. (OTCQB: BLMH) (the “Company,” “Blüm Holdings,” “we” or “us”), a cannabis company with subsidiaries operating throughout California,  announced its financial results for the second quarter ended June 30, 2024. These results not only reflect our strong financial performance but also underscore the effectiveness of our ongoing strategic restructuring, debt reduction, and operational streamlining.

Second Quarter 2024 Highlights

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Transformative Sale of Blüm Santa Ana: In June 2024, we completed the sale of our controlling interest in People’s First Choice, LLC ("PFC"), which owns and operates the Blüm Santa Ana dispensary, to Haven Nectar LLC. This sale, a pivotal move in our restructuring strategy, provided $24.8 million in total consideration, including $9.0 million in cash and $15.8 million in assumed liabilities. The transaction significantly bolstered our balance sheet, eliminating an estimated $37.9 million in liabilities and contributing to a total liability reduction of approximately $63.3 million since December 31, 2021. This transaction resulted in a $31.7 million non-cash gain, or $3.46 per share.

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Robust Financial Turnaround: As a direct result of this transaction, Blüm Holdings achieved a net income of $23.4 million for the second fiscal quarter of 2024. This marks a significant shift from our prior financial position and highlights the effectiveness of our management team. While our Adjusted EBITDA for the quarter was a loss of $3.7 million, this figure excludes the one-time gain from the sale and other non-cash items, reflecting our continued focus on operational efficiency.

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Continued Focus on Core Assets: Our strategy to optimize our asset portfolio continued with the agreement to sell The Spot, our other Santa Ana retail dispensary. Additionally, we successfully launched operations at three new dispensaries in Northern California, beginning in May 2024 and contributing $2.1 million in revenue through June 30, 2024. These efforts are part of our broader strategy to focus on higher-performing assets and expand our presence in key markets.

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Improved Financial Position and Margins: Blüm Holdings reported $7.2 million in total revenue for the quarter, including $2.1 million in revenue from the three new dispensaries in Northern California and $3.5 million from discontinued operations, an increase from $6.9 million in the previous quarter. Our gross margin, although slightly down to 42% from 45% in the first fiscal quarter of 2024 due to initial discounting at new locations, is expected to improve as we refine our pricing strategies.

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Expense Reduction and Debt Management: Since August 2022 when new management took over, Blüm Holdings has made substantial progress in reducing both operating expenses and overall liabilities. As of June 30, 2024, our debt stood at $9.4 million, which includes the debt assumed with the new Northern California dispensaries, down from $29.1 million at the end of 2023 and significantly lower than $55.8 million at the end of 2021. This 83% reduction in debt over the past three years highlights our disciplined approach to financial management. Additionally, lease liabilities have been reduced by nearly 58% to $4.1 million since the 2023 year-end, continuing our strategy to streamline operations and reduce financial burdens.

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Comparative Financial Improvement: In August 2022, Blüm Holdings faced a total liability burden of $125.3 million, as reported on December 31, 2021. By the end of 2023, we had successfully reduced this figure to $77.8 million, and as of June 30, 2024, we have further decreased our total liabilities to $62.1 million. This reduction along with a focus on high-margin products reflects our commitment to strategic asset management, cost efficiency, and the elimination of underperforming operations. Furthermore, our gross profit margin has improved significantly from 25% in 2021 to 53% by the end of 2023, with continued steady performance into 2024, underscoring the success of our operational initiatives.

Patty Chan, Chief Financial Officer of Blüm Holdings, stated: “The sale of Blüm Santa Ana along with our financial results this quarter are not just financial milestones; they mark the culmination of the transformative journey we began in August 2022. We faced significant challenges—a broken culture, excessive debt, underperforming assets, and a need for strategic clarity. Through disciplined execution and consistent hard work, we have reduced our debt, streamlined our operations, and positioned Blüm Holdings for sustained growth and profitability. Our success in executing these strategies, despite limited capital, is a testament to the dedication and expertise of our management team.”

Sabas Carrillo, Chief Executive Officer of Blüm Holdings, added: “With the new stores, Blüm Holdings is beginning to capitalize on new opportunities in the California cannabis market. Our streamlined operations, reduced debt load, and expanded retail footprint provide a robust platform for sustained growth and profitability. As we approach the two-year anniversary of when our team took over, I believe we have achieved a strong track record of being responsible stewards of the assets and investments entrusted to us. We deeply appreciate the support of our partners who joined us at the beginning, our new partners and those who may be joining us. Their confidence in our vision and capabilities reinforces our commitment to driving long-term value for all stakeholders. We are confident that our strategic focus and operational discipline will continue to drive value for our shareholders as we move forward.”

About Blüm Holdings

Blüm Holdings is a leader in the cannabis sector. Our commitment to quality, innovation, and customer service makes us a trusted name in the cannabis industry, dedicated to shaping its future. Blüm Holdings, through its subsidiaries, operates leading dispensaries throughout California as well as several leading company-owned brands including Korova, known for its high potency products across multiple product categories, including the legendary 1000 mg THC Black Bar.

For more info, please visit: https://blumholdings.com.

Contact:

Jason Assad

LR Advisors LLC.

jassad@blumholdings.com

678-570-6791

Non-GAAP Financial Information

This press release includes certain non-GAAP financial measures as defined by the U.S. Securities and Exchange Commission (the “SEC”). Management believes that these non-GAAP financial measures assess the Company’s ongoing business in a manner that allows for meaningful comparisons and analysis of trends in the business, as they facilitate comparing financial results across accounting periods and to those of peer companies. These non-GAAP financial measures exclude certain material non-cash items and certain other adjustments the Company believes are not reflective of its ongoing operations and performance. Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand operational decision-making, for planning and forecasting purposes, and to evaluate the Company’s financial performance. Management believes that these non-GAAP financial measures enhance investors’ understanding of the Company’s financial and operating performance and enable investors to evaluate the Company’s operating results and future prospects in the same manner as management. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with GAAP are included in the financial schedules attached to this press release. This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP.

Cautionary Language Concerning Forward-Looking Statements

Certain statements contained in this communication regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These include statements regarding management's intentions, plans, beliefs, expectations, or forecasts for the future, and, therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. The Company uses words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. Such forward-looking statements are based on the Company’s expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors.

New factors emerge from time-to-time and it is not possible for the Company to predict all such factors, nor can the Company assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks, as well as other risks associated with the combination, will be more fully discussed in the Company’s reports with the SEC. Additional risks and uncertainties are identified and discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. Forward-looking statements included in this release are based on information available to the Company as of the date of this release. The Company undertakes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this release.

	(in thousands)
	June 30,	December 31,
	2024	2023
Current Assets	$4,450	$4,693
Long-Term Assets	33,801	27,378
Total Assets	$38,251	$32,071

Current Liabilities	$49,701	$62,548
Long-Term Liabilities	12,355	15,219
Total Liabilities	62,056	77,767

Stockholders' Deficit	(23,805)	(45,696)

Total Liabilities and Stockholders' Deficit	$38,251	$32,071

	(in thousands)
	Three Months Ended
	June 30,	March 31,
	2024	2024
Revenue	$3,795	$1,774
Cost of Goods Sold	2,203	976
Gross Profit	$1,592	$798
Gross Profit %	42%	45%

Operating Expenses	8,174	4,219
Loss from Operations	(6,582)	(3,421)

Less: Other (Income) Expense	(13,976)	(105)
Income (Loss) from Continuing Operations Before Taxes	7,394	(3,316)

Provision for Income Tax Expense for Continuing Operations	(262)	(52)
Net Income (Loss) from Continuing Operations	$7,132	$(3,368)

Net Income from Discontinued Operations, Net of Tax	16,232	317
Net Income (Loss)	$23,364	$(3,051)

Non-Controlling Interests	(479)	-
Net Income (Loss) Attributable to Blum Holdings, Inc.	$23,843	$(3,051)

Basic and Diluted Loss per Share:
Net Income (Loss) from Continuing Operations per Common Share - Basic	$0.78	$(0.34)
Net Income (Loss) from Continuing Operations per Common Share - Diluted	$0.65	$(0.34)

	(in thousands)
	Three Months Ended
	June 30,	March 31,
	2024	2024
Net Income (Loss)	$23,364	$(3,051)
Less: Net Income (Loss) from Discontinued Operations, Net	(16,232)	(317)
Add (Deduct) Impact of:
Interest Expense	750	377
Provision for Income Tax Expense	262	52
Depreciation Expense	224	58
Amortization of Intangible Assets	33	-
EBITDA Income (Loss) from Continuing Operations (Non-GAAP)	$8,401	$(2,881)

Non-GAAP Adjustments:
Stock-based Compensation Expense	316	110
Impairment of Assets	1,709	-
Severance Expense	-	37
Unrealized (Gain) Loss on Investments	770	(417)
Loss on Disposal of Assets	134	-
Change in Fair Value of Derivative Liability	130	-
Gain on Extinguishment of Debt	(15,182)	-
Adjusted EBITDA Loss from Continuing Operations (Non-GAAP)	$(3,722)	$(3,151)

	(in thousands)
	Three Months Ended
	June 30,	March 31,
	2024	2024
Continuing Operations	$3,795	$1,774
Discontinued Operations	3,451	5,080
Total Revenue (Non-GAAP)	$7,246	$6,854

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